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                                                                    EXHIBIT 23.4

                CONSENT OF WESSELS, ARNOLD & HENDERSON, L.L.C.


     We hereby consent to the reference in the Proxy Statement/Prospectus of Cisco Systems, Inc. and TGV Software, Inc., forming part of this Registration Statement on Form S-4, to our opinion dated February 27, 1996, to the Board of Directors of TGV Software, Inc. under the captions "Summary-Opinion of TGV's Financial Advisor" and "The Merger and Related Transactions-Opinion of Financial Advisor." In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                     WESSELS, ARNOLD & HENDERSON, L.L.C.

                                     By: /s/ Bryson D. Hollimon
                                         -------------------------------
                                         Bryson D. Hollimon
                                         Managing Director


                                     Dated: February 27, 1996